UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2025

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange
Indicate by check
Common Stock, $1 per share par value	IPC	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to International Paper Company Pension Restoration Plan for Salaried Employees

On May 12, 2025, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of International Paper Company (the “Company”) approved and adopted Amendment No. 9 to the International Paper Company Pension Restoration Plan for Salaried Employees, as amended and restated effective as of January 1, 2009 (the “Pension Restoration Plan”). The Pension Restoration Plan provides for the payment of supplemental pension benefits from the Company’s general assets to eligible employees if their full accrued pension benefit cannot be paid from the trust established under the tax-qualified retirement plan(s) sponsored by the Company. Benefits accrued under the Pension Restoration Plan were frozen effective December 31, 2018.

As amended by Amendment No. 9, the Pension Restoration Plan allows participants who work in the Company’s global cellulose fibers business immediately prior to the Company’s planned divestiture of such business to continue to earn service time and qualify for early retirement so long as they remain employed by the acquiring company. This amendment benefits Clayton R. Ellis, senior vice president – global cellulose fibers and a named executive officer in the Company’s 2025 definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 1, 2025 (the “2025 Proxy Statement”).

The foregoing description of Amendment No. 9 to the Pension Restoration Plan is only a summary and qualified in its entirety by reference to the full text of Amendment No. 9 included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. For additional information on our Pension Restoration Plan please see the Compensation, Discussion and Analysis section of our 2025 Proxy Statement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2025, the Company held its 2025 annual meeting of shareowners (the “Company Annual Meeting”). At the Company Annual Meeting, holders of the Company’s shares of common stock, par value $1.00 per share (the “Common Stock”), approved the proposals described in the 2025 Proxy Statement.

Of the 527,875,740 shares of Common Stock outstanding on the record date (March 14, 2025) and entitled to vote at the Company Annual Meeting, holders of 462,222,089 shares of Common Stock were present at the Company Annual Meeting in person or by proxy, constituting a quorum.

The voting results at the Company Annual Meeting were as follows:

Item 1: Election of 11 Directors

Shareowners approved the proposal to elect each of the following 11 nominees as directors, to serve a term of one year ending the earlier of (i) the Company’s 2026 annual meeting of shareowners and the date a qualified successor has been elected or (ii) death, resignation or retirement.

Director Nominees	For	Against	Abstain	Broker Non-Votes

Jamie A. Beggs	428,094,703	1,744,176	439,492	31,943,718

Christopher M. Connor	420,163,130	9,709,861	405,380	31,943,718

Ahmet C. Dorduncu	420,373,118	9,492,712	412,541	31,943,718

Anders Gustafsson	425,234,860	4,612,115	431,396	31,943,718

Jacqueline C. Hinman	398,587,650	31,079,131	611,590	31,943,718

Clinton A. Lewis, Jr.	384,886,912	44,862,160	529,299	31,943,718

David A. Robbie	428,083,311	1,748,451	446,609	31,943,718

Andrew K. Silvernail	408,760,880	21,113,055	404,436	31,943,718

Kathryn D. Sullivan	413,839,928	15,415,777	1,022,666	31,943,718

Scott A. Tozier	428,063,555	1,776,760	438,056	31,943,718

Anton V. Vincent	420,615,322	9,039,150	623,899	31,943,718

Item 2: Ratification of Deloitte & Touche LLP as our Independent Auditor for 2025

Shareowners ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
450,810,149	10,996,949	414,991	0

Item 3: Non-binding Resolution to Approve the Compensation of our Named Executive Officers

Shareowners approved the non-binding resolution to approve the compensation of our Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
417,316,776	12,007,656	953,939	31,943,718

Item 4: Shareowner Proposal Concerning a Report on the Company’s LGBTQIA+ Equity and Inclusion Efforts

Shareowners did not approve the non-binding shareowner proposal concerning a report on the Company’s LGBTQIA+ Equity and Inclusion Efforts.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,910,701	398,849,110	3,518,560	31,943,718

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 9 to the International Paper Company Pension Restoration Plan for Salaried Employees.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

Dated: May 14, 2025

	By:	/s/ Joseph R. Saab
	Name:	Joseph R. Saab
	Title:	Senior Vice President, General Counsel and Corporate Secretary